UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SUPERIOR UNIFORM GROUP, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Superior Uniform Group, Inc. 10055 Seminole Boulevard Seminole, FL 33772-2539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 4, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR UNIFORM GROUP, INC., (the “Company”) will be held at the offices of the Company, 10055 Seminole Boulevard, Seminole, Florida, 33772 on May 4, 2010 at 10 A.M. (Local Time) for the following purposes:

1.	To elect seven Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified;

2.	To ratify the appointment of Grant Thornton LLP as our independent auditors for the year ending December 31, 2010; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 3, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

You may vote via the Internet, or by telephone, as instructed on the accompanying proxy. If you received or requested a copy of the proxy card by mail, you may submit your vote by mail in the postage-paid envelope that accompanies it. We encourage you to vote via the Internet or by telephone. These methods are convenient and save us significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,
Seminole, Florida, March 15, 2010	RICHARD T. DAWSON Secretary

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK,

DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT

PROMPTLY. THANK YOU.

SUPERIOR UNIFORM GROUP, INC.

10055 Seminole Boulevard

Seminole, Florida 33772

PROXY STATEMENT FOR 2010

ANNUAL MEETING OF SHAREHOLDERS

This proxy statement and the accompanying form of proxy are first being sent to our shareholders on or about March 24, 2010 in connection with the solicitation by our Board of Directors of proxies to be used at our 2010 annual meeting of shareholders (the “Meeting”). The Meeting will be held on Tuesday, May 4, 2010, at 10:00 A.M., Eastern Time, at the offices of Superior Uniform Group, Inc. (the “Company”), 10055 Seminole Boulevard, Seminole, Florida, 33772.

Our Board of Directors has designated Michael Benstock and Alan Schwartz, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the accompanying form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by (1) giving written notice to our Corporate Secretary, (2) delivering a later dated proxy, or (3) attending the Meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. Proxies will be tabulated by Broadridge Financial Solutions, Inc.

If the Meeting is adjourned for any reason, at any subsequent reconvening of the Meeting all proxies may be voted in the same manner as the proxies would have been voted at the original convening of the Meeting (except for any proxies that have been properly revoked or withdrawn).

The close of business on March 3, 2010 (the “Record Date”) has been designated as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of March 3, 2010, 5,907,176 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on the Record Date for the Meeting on all matters that come before the Meeting.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

In accordance with regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to shareholders, to each shareholder of record, we may now furnish these shareholder materials on the Internet. On or about March 24, 2010, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and vote online. If you received the Notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report. Instead, the Notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the Notice by mail and would like to receive paper copies of our shareholder materials, you should follow the instructions for requesting such materials included in the Notice.

INTERNET ACCESS OR ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you have previously signed up to receive shareholder materials, including proxy statements and annual reports by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs as well as be environmentally friendly. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery at:

www.proxyvote.com

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future shareholder meetings unless you revoke it before the meeting by sending a written request addressed to Joan Petronella at our offices at 10055 Seminole Boulevard, Seminole, Florida 33772.

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

HOUSEHOLDING

The Securities and Exchange Commission’s rules permit us to deliver a single set of annual meeting materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or proxy statement and annual report to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or annual meeting materials, as requested, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Notice, proxy statement or annual report, contact Joan Petronella at our offices at 10055 Seminole Boulevard, Seminole, Florida, 33772, phone: (727) 397-9611, ext. 1309.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future Notices, proxy statements or annual reports for your household, please contact Joan Petronella at our offices at 10055 Seminole Boulevard, Seminole, Florida, 33772.

VOTING ELECTRONICALLY OR BY TELEPHONE

If your shares are registered in your own name (instead of through a broker or other nominee), you can vote your shares on the Internet by following the instructions at the Internet voting website at www.proxyvote.com. Please carefully follow the directions on your proxy card. If you vote via the Internet you may be required to bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

To vote by telephone, you should dial (toll-free) 1-800-690-6903; you will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. For beneficial owners, please refer to the voting instructions form.

The giving of a proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting or to change your vote electronically or by telephone.

We reserve the right to cancel the electronic voting or telephone voting program at any time.

If your shares are held in an account at a brokerage firm or bank participating in a “street name” program, you may already have been offered the opportunity to vote using the Internet. A number of brokerage firms and banks participate in a program that offers Internet voting options for shares held in “street name.”

VOTING SECURITIES

The Company’s Bylaws provide that the holders of a majority of the issued and outstanding shares of common stock outstanding on the Record Date must be present or represented at the Meeting in order to have a quorum for the transaction of business. Abstentions (votes “withheld”) will be counted as present for purposes of determining the presence of a quorum. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). If a quorum is present and voting, the seven nominees for director receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Abstentions and broker non-votes will not affect the outcome of the vote on such proposal. With respect to the proposal to ratify the appointment of Grant Thornton LLP as independent auditors for 2010, an abstention will be counted as a vote against that proposal.

Because of a change in New York Stock Exchange rules, we note that, unlike at previous annual meetings, your broker will NOT be able to vote your shares with respect to the election of directors if you have not provided directions to your broker. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

ELECTION OF DIRECTORS (Proposal 1)

The Bylaws of the Company set the size of the Board of Directors at not less than three nor more than nine members. The Board of Directors currently consists of seven members. Directors hold their positions until the Meeting at which time their term expires, after their respective successors are elected and qualified.

The Board of Directors recommends that seven Directors be elected at the Meeting to hold office until the Company’s annual meeting in 2011 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death. The persons designated as nominees for election as director to serve the term described above are Gerald M. Benstock, Michael Benstock, Alan D. Schwartz, Manuel Gaetan, Ph.D., Sidney Kirschner, Robin Hensley, and Paul Mellini. See “Management—Directors and Executive Officers” and “Certain Transactions” for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the Board of Directors may designate substitute nominees, in which event the persons named in the enclosed proxy will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

Shareholders may vote for up to seven nominees and the seven nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.

The Board of Directors recommends a vote “FOR” each of the nominees.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s Directors and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position

Gerald M. Benstock	79	Chairman, Director and Chairman of the Executive Committee.
Michael Benstock	54	Chief Executive Officer, Director and a member of the Executive Committee.
Alan D. Schwartz	59	President, Director and a member of the Executive Committee.
Manuel Gaetan, Ph.D.	72	Director and a member of the Corporate Governance, Nominating & Ethics Committee
Sidney Kirschner	75	Director and a member of the Audit, Corporate Governance, Nominating & Ethics and Compensation* Committees.
Robin M. Hensley	53	Director and a member of the Audit* Committee.
Paul Mellini	57	Director and member of the Audit, Corporate Governance, Nominating & Ethics* and Compensation Committees.
Peter Benstock	48	Executive Vice President
Andrew D. Demott, Jr.	46	Senior Vice President, Treasurer, and Chief Financial Officer.
Richard T. Dawson	64	Vice President, General Counsel and Secretary

*	Chairman of the Committee

The following includes information about the experience and attributes of the nominees and executive officers of the Company. Together, the experience and attributes included below provide the reasons that these individuals are nominated for re-election.

Gerald M. Benstock is the Chairman of the Board of Directors of the Company. Mr. Benstock has served in this position since October 24, 2003. Prior to October 24, 2003, he also served as Chief Executive Officer of the Company. Prior to May 1, 1992, Mr. Benstock served as President of the Company. Mr. Benstock also has served as a Director of the Company since 1951.

Michael Benstock has served as Chief Executive Officer of the Company since October 24, 2003. Mr. Benstock previously served as Co-President of the Company beginning May 1, 1992. Prior to such date, Mr. Benstock served as Executive Vice President of the Company. Mr. Benstock has also been a Director of the Company since 1985. He also serves as a director of USAmeriBank, Inc.

Alan D. Schwartz has served as President of the Company since October 24, 2003. Mr. Schwartz previously served as Co-President of the Company beginning May 1, 1992. Prior to such date, Mr. Schwartz served as Executive Vice President of the Company. Mr. Schwartz has also served as a Director of the Company since 1981.

Manuel Gaetan, Ph.D., has been a Director of the Company since November 7, 1991. Dr. Gaetan has served as President and Chief Executive Officer of MGR Enterprises, LLC since June of 1993. MGR Enterprises provides business consulting primarily in the area of business strategy and marketing. Dr. Gaetan was President of the Bobbin Group from August of 1995 until September of 1998 and he served as President and C.E.O. of Bobbin Blenheim, Inc. and was Executive Vice President of Blenheim USA from January of 1990 until August of 1995. Bobbin and subsequently Bobbin Blenheim was responsible for running major exhibits and trade shows associated with the sewn products industry. Additionally, they were responsible for production and distribution of trade publications supporting the sewn products industry. While President of Bobbin International, Manuel Gaetan was also president of the Bobbin Consulting Group, which provided broad management consulting services to members of the Sewn Products Industry as well as its suppliers.

Sidney Kirschner has been a Director of the Company since September 25, 1996. In January, 2010, Mr. Kirschner joined Raising the Bar as Managing Director of the Consulting Practice for law firms, accounting firms and professional service firms. Raising the Bar provides executive coaching, primarily in the area of business development. He has been Head of the School at The Alfred and Adele Davis Academy since March 2006. He retired in August 2004 as Chairman and Chief Executive Officer of Northside Hospital, Inc., positions that he had held since November 1992. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of National Service Industries, Inc. National Service Industries was a conglomerate including operations in the textile rental business. He also currently serves as a director of Crown Crafts, Inc.

Robin M. Hensley has been a Director of the Company since July 28, 2000. She has served as President and Business Development Coach of Raising the Bar since May 2004. Raising the Bar provides executive coaching, primarily in the area of business development. Previously, she was President of Personal Construction, LLC from January of 2000 until May 2004. Prior thereto, she was Vice President of Patton Construction from December of 1995 to January 2000. Her background also includes experience in public accounting with Ernst and Young.

Paul Mellini has been a Director of the Company since May 7, 2004. Mr. Mellini has been CEO and President of Nature Coast Bank in Citrus County, Florida since March 7, 2005. He was Chief Executive Officer and President of Premier Community Bank of Florida and Premier Community Bank of South Florida from January 2002 until August 2004 and C.E.O. and President of PCB Bancorp Inc. from January 2003 until August 2004. Prior thereto, he was regional president of First Union Bank of the Greater Bay Area from April 1995 to December 2001.

Peter Benstock has served as Executive Vice President of the Company since February 8, 2002. Before such date, Mr. Benstock served as a Senior Vice President of the Company beginning February 7, 1994. Mr. Benstock was a Director of the Company from 1990 to August 2007.

Andrew D. Demott, Jr. has been Senior Vice President, Chief Financial Officer, and Treasurer of the Company since February 8, 2002. Formerly, he served as Vice President, Chief Financial Officer and Treasurer of the Company beginning June 15, 1998. Mr. Demott served as the Company’s Secretary from July 31, 1998 through June 14, 2002. Prior to such dates, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995. Prior to that date, Mr. Demott was an Audit Manager with Deloitte & Touche LLP since September 1992.

Richard T. Dawson joined Superior in June 2002 as Corporate Counsel and was subsequently named Corporate Secretary on June 14, 2002. He was appointed a Vice President in November 2002. Prior to joining Superior, Mr. Dawson was in private practice. Prior to entering private practice and during the previous five years, Mr. Dawson was Vice President, General Counsel and Secretary of JLM Industries, Inc. and of Unisite, Inc.

The following family relationships exist between the Company’s Directors, nominees and executive officers. Michael Benstock and Peter Benstock are sons of Gerald M. Benstock, and Alan D. Schwartz is his son-in-law. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.

Currently, Mr. Gerald Benstock serves as the Chairman of the Board and Mr. Michael Benstock serves as a Director and Chief Executive Officer. The Board of Directors believes this is the most appropriate structure for the Company at this time because it makes the best use of Mr. Gerald Benstock’s skills and experience, including over 50 years as a Director of the Company.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. In fulfilling its risk oversight role, the Board focuses on the adequacy of the Company’s risk management process and overall risk management system. The Board believes an effective risk management system will (1) adequately identify the material risks that the Company faces in a timely manner, (2) implement appropriate risk management strategies that are responsive to the Company’s risk profile and specific material risk exposures, (3) integrate consideration of risk and risk management into business decision-making throughout the Company, and (4) include policies and procedures that adequately transmit necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee.

The full Board also periodically receives information about the Company’s risk management system and the most significant risks that the Company faces. This is principally accomplished through management reports to the Board. The Board strives to generate serious and thoughtful attention to the Company’s risk management process and system, the nature of the material risks the Company faces, and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks.

The Board encourages management to promote a corporate culture that understands risk management and incorporates it into the overall corporate strategy and day-to-day business operations. The Company’s risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company. As a result, the Board periodically asks the Company’s executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

DIRECTOR COMMITTEES AND MEETINGS

The Board of Directors held four meetings during 2009. In 2009, each incumbent Director attended at least 75% of all meetings of the Board and of each committee of which he/she was a member. The Company expects all members of the Board to attend the Company’s annual meeting of shareholders barring other significant commitments or special circumstances. All of the Company’s Board members attended the Company’s 2009 annual meeting of shareholders.

The Board has Executive, Audit, Compensation, and Corporate Governance, Nominating & Ethics Committees.

The Board has determined that Dr. Manuel Gaetan, Ph.D., Mr. Sidney Kirschner, Ms. Robin M. Hensley, and Mr. Paul Mellini are independent, as that term is defined by the applicable rules of the Securities and Exchange Commission and The NASDAQ Stock Market LLC® (“NASDAQ”). The Board has further determined that all members of the Audit, Compensation, and Corporate Governance, Nominating & Ethics Committees are independent and satisfy the relevant Securities and Exchange Commission and NASDAQ independence requirements and other requirements for members of such committees.

Executive Committee

The current members of the Executive Committee are Messrs. Gerald M. Benstock, Michael Benstock, and Alan D. Schwartz. The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. The Executive Committee did not hold any formal meetings during 2009. The Executive Committee acted by unanimous written consent on eight occasions during 2009. Each action taken by the Executive Committee pursuant to a unanimous written consent was subsequently reviewed and ratified by the Board of Directors.

Audit Committee

The current members of the Audit Committee are Ms. Robin Hensley, Chairperson, and Messrs. Sidney Kirschner and Paul Mellini. The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists the Board of Directors in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Board of Directors has determined that each member of the Audit Committee is independent, as that term is defined in NASDAQ listing standards applicable to audit committee members. The Board has also determined that Robin Hensley qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The Audit Committee met four times during 2009 and acted by unanimous written consent on one occasion during 2009. The actions taken by the Audit Committee pursuant to unanimous written consents were subsequently reviewed and ratified by the Board of Directors. The Audit Committee has a charter. This charter is not available on the Company’s web site. A copy of the charter was filed as Exhibit A to the Company’s proxy statement relating to its 2008 Annual Meeting of Shareholders.

Compensation Committee

The current members of the Compensation Committee are Mr. Sidney Kirschner, Chairman, and Mr. Paul Mellini. The Compensation Committee’s principal function is to make recommendations to the Board of Directors with respect to compensation of officers and directors. The Compensation Committee met once during 2009. The Compensation Committee does not have a written charter.

The policies and procedures of the Compensation Committee are to:

•	determine and approve the compensation of the Company’s Chief Executive Officer (the “CEO”);

•

make recommendations to the Board with respect to executive compensation for non-CEO executive officers, incentive compensation for executives and equity-based plans that are subject to Board approval;

•

assist the Board in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession, diversity and employment practices; and

•	prepare any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission.

Our Chief Executive Officer currently initiates the compensation discussions with the Compensation Committee, providing requests and seeking approval from the Committee and the Board of Directors before finalizing any employment arrangements or bonus plans related to executives of the Company. The Compensation Committee approves the annual incentive award for the Chairman, the Chief Executive Officer and each officer below the Chief Executive Officer level, based on the Chief Executive Officer’s recommendations.

Corporate Governance, Nominating & Ethics Committee

The current members of the Corporate Governance, Nominating & Ethics Committee are Mr. Paul Mellini, Chairman, Dr. Manuel Gaetan, Ph.D., and Mr. Sidney Kirschner.

The Corporate Governance, Nominating & Ethics Committee develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company. They also identify qualified individuals to become directors and recommend to the Board candidates for all director positions to be filled by the Board or by shareholders of the Company. The Board of Directors has determined that each member of the Corporate Governance, Nominating & Ethics Committee is independent as defined by NASDAQ listing standards applicable to nominating committee members. The Corporate Governance, Nominating & Ethics Committee does not have a written charter. The Corporate Governance, Nominating & Ethics Committee has recommended the candidates to be nominated to stand for election to the Board of Directors at the Meeting. The Corporate Governance, Nominating & Ethics Committee did not hold any formal meetings during 2009, but it did act by unanimous written consent on one occasion during 2009. The action taken by the Corporate Governance, Nominating & Ethics Committee pursuant to a unanimous written consent was subsequently reviewed and ratified by the Board of Directors.

Nominations of Directors

The Board selects the director nominees to stand for election at the Company’s annual meetings of shareholders and to fill vacancies occurring on the Board based on the recommendations of the Corporate Governance, Nominating & Ethics Committee. In recommending nominees to serve as directors, the Corporate Governance, Nominating & Ethics Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate. However, the Corporate Governance, Nominating & Ethics Committee believes the following minimum qualifications must be met by a director nominee to be recommended to the Board:

•	Each director must display high personal and professional ethics, integrity and values.

•	Each director must have the ability to exercise sound business judgment.

•

Each director must be highly accomplished in his or her respective field, with broad experience at the executive and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience.

•	Each director must be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value.

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•

One or more of the directors generally should be active or former chief executive officers of public or private companies or leaders of major organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors should be selected so that the Board is a diverse body.

To maintain a diverse mix of individuals, primary consideration is given to the depth and breadth of their business and civic experience in leadership positions, as well as their ties to the Company’s markets.

The Corporate Governance, Nominating & Ethics Committee will consider recommendations for directorships submitted by shareholders. Recommendations for consideration by the Corporate Governance, Nominating & Ethics Committee, including recommendations from shareholders of the Company, should be sent to the Board of Directors, care of the Secretary of the Company, at the Company’s headquarters in writing. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board.

Compensation Committee Interlocks and Insider Participation

Messrs. Sidney Kirschner and Paul Mellini served as members of the Compensation Committee during the fiscal year ended December 31, 2009. Neither of these individuals is or has ever been an officer or employee of the Company or any of its subsidiaries. In addition, neither of these individuals has had any relationship requiring disclosure by the Company under any paragraph of Item 404 of SEC Regulation S-K. During the fiscal year ended December 31, 2009, none of the Company’s executive officers served as a member of the board of directors or the compensation committee (or other board committee performing equivalent functions) of any other entity that had one or more executive officers serving as members of our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which sets forth the guiding principles and rules of behavior by which we operate our Company and conduct our daily business with our customers, vendors, shareholders and with our fellow employees. This Code applies to all of the directors and employees of the Company.

The purpose of the Code of Business Conduct and Ethics is to promote honest and ethical conduct and compliance with the law. But we recognize that the law in many cases is about what we can do; what is legally permissible. We consider it important to focus on what we should do and what ethical principles we should embrace in guiding our behavior to engender trust and loyalty within our work forces and with all our key stakeholders, our customers, suppliers, dealers and investors. The Code of Business Conduct and Ethics can be found on our website at www.superioruniformgroup.com under “About Us: Our Culture.”

Communications with Board of Directors

Shareholders may communicate with the full Board or individual Directors by submitting such communications in writing to Superior Uniform Group, Inc., Attention: Board of Directors (or the individual director(s)), 10055 Seminole Boulevard, Seminole, Florida 33772. Such communications will be delivered directly to the Directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table for 2009 and 2008

The following table sets forth for each of the Company’s named executive officers: (i) the dollar value of base salary and bonus earned during the years ended December 31, 2009 and 2008; (ii) for option awards, the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, (iii) the dollar value of earnings for services pursuant to awards granted during 2009 and 2008 under non-equity incentive plans; (iv) all other compensation for 2009 and 2008; and, finally, (v) the dollar value of total compensation for 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (1)	Total ($)
Michael Benstock, Chief Executive Officer	2009	362,000	66,141	21,000	33,825	14,279	497,245
	2008	332,000	—	20,600	51,378	14,626	418,604

Alan D. Schwartz, President	2009	318,579	33,605	16,800	29,768	14,386	413,138
	2008	309,000	—	17,510	47,818	14,654	388,982

Andrew D. Demott, Jr., Senior V.P. & CFO	2009	222,954	38,020	15,750	20,833	14,365	311,922
	2008	216,250	—	13,390	33,465	14,685	277,790

(1)	The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column include the following: matching contributions on 401(k) deferrals, insurance premiums for a Supplemental Medical Plan, which is a fully insured hospital and medical expense reimbursement plan covering certain key management employees and their dependents, and personal automobile use.
(2)	Stock-settled stock appreciation rights (“SAR’s”) and options for our executive officers and other key employees are granted annually in conjunction with the review of the individual performance of our executive officers. This review takes place at the regularly scheduled meeting of the Compensation Committee, which is held in conjunction with the quarterly meeting of our Board in the first quarter of each year. On February 6, 2009, Mr. Benstock, Mr. Schwartz and Mr. Demott were awarded 7,326, 4,326 and 2,326 SAR’s, respectively. On February 6, 2009, Mr. Benstock, Mr. Schwartz and Mr. Demott were each awarded 12,674 stock options. The SAR’s and stock options were granted with an exercise price of $7.89 per share. On January 31, 2008, Mr. Benstock, Mr. Schwartz and Mr. Demott were awarded 9,100, 6,100 and 2,100 SAR’s, respectively. On January 31, 2008, Mr. Benstock, Mr. Schwartz and Mr. Demott were each awarded 10,900 stock options. The SAR’s and stock options were granted with an exercise price of $9.16 per share. Refer to Note 12 – Share-Based Compensation in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 26, 2010 for the relevant assumptions used to determine the valuation of our share-based awards. All such awards granted prior to March 24, 2008 are granted with an exercise price equal to the closing price of the common stock as reported on the American Stock Exchange on the date of grant, are exercisable at the date of grant, and expire five years after date of grant. Subsequent to March 24, 2008, awards are granted with an exercise price equal to the closing price of the common stock as reported on NASDAQ.
(3)

The amounts in this column include incentive compensation earned during the respective calendar year. These amounts are paid during February of the following year. Our annual incentive bonuses are intended to compensate officers for achieving our annual financial goals at corporate levels (and for achieving measurable individual annual performance objectives). Our annual incentive bonus plan provides for a cash bonus, dependent upon the level of achievement of the stated corporate goals (and personal performance goals), calculated as a percentage of the officer’s base salary. The annual incentive bonus ties incentive compensation to net earnings per share as reported in the Company’s audited financial statements adjusted for certain items (“BEPS”). Under this plan, the Compensation Committee establishes a BEPS target that must be reached before any bonuses are earned. The target BEPS is based upon the annually established financial growth plan and goal. The Compensation Committee also establishes for each participant in the plan, including executive officers, individual incentive amounts (“TIA”) that may be earned, in whole or in part, depending upon whether the BEPS target is reached and by how much it is exceeded during the fiscal year. At the target BEPS level, the plan participants will earn a bonus equal to 79% of the TIA in 2010. In 2009 and 2008, the plan participants would have earned a bonus equal to 20% of the TIA at the target BEPS. For 2010, the target bonus awards (as a percentage of base salary) will be as follows: Chief Executive Officer, 40%; Chief Financial Officer, 40%; Chairman, 40%; President, 40% and Executive Vice President, 40%. These targets are consistent with the 2009 and 2008 percentages. The payout continues to increase as BEPS increases and there is no maximum payout for the target bonus. The BEPS level for 100% payout is equal to $0.75 per share. The Company’s BEPS was $0.58 for the year ended December 31, 2009 and $0.63 for the year ended December 31, 2008.

Outstanding Equity Awards at 2009 Fiscal Year End

The following table sets forth information regarding outstanding option awards held by the named executive officers at December 31, 2009, including the number of shares underlying both exercisable and unexercisable portions of each stock option and SAR’s as well as the exercise price and expiration date of each outstanding award.

	Option Awards
Name	Number of Securities Underlying Unexercised Awards (#) Exercisable (1)	Number of Securities Underlying Unexercised Awards (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Awards (#)	Awards Exercise Price ($)	Awards Expiration Date (2)
Michael Benstock, Chief Executive Officer	20,000	—	—	14.95	2/3/2010
	18,000	—	—	11.20	2/2/2011
	18,000	—	—	12.74	2/1/2012
	20,000	—	—	9.16	1/30/2013
	20,000	—	—	7.89	2/5/2014

Alan D. Schwartz, President	16,000	—	—	14.95	2/3/2010
	15,000	—	—	11.20	2/2/2011
	15,000	—	—	12.74	2/1/2012
	17,000	—	—	9.16	1/30/2013
	17,000	—	—	7.89	2/5/2014

Andrew D. Demott, Jr., Senior V.P. & CFO	12,000	—	—	14.95	2/3/2010
	11,000	—	—	11.20	2/2/2011
	11,000	—	—	12.74	2/1/2012
	13,000	—	—	9.16	1/30/2013
	15,000	—	—	7.89	2/5/2014

(1)	Options and stock-settled stock appreciation rights are exercisable immediately upon grant.
(2)	The expiration date of each grant occurs five years after the date of grant.

Pension Benefits/Retirement Plans

Since 1942, the Company has had a retirement plan (the “Basic Plan”) which has been qualified under the Internal Revenue Code. The Basic Plan is a “defined benefit” plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company’s contributions are not allocated to the account of any particular employee. All domestic employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan. The Company also commenced, effective November 1, 1994, the Superior Uniform Group, Inc. Supplemental Pension Plan (the “Supplemental Plan”) which is available to certain eligible employees of the Company. Retirement benefits available under the Supplemental Plan are based on the same provisions as in the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service ($200,000 in 2009). Accordingly, all eligible employees, regardless of earnings, will receive exactly the same formula distribution upon retirement.

The Plan provides benefits based on years of service and earnings above and below the covered Compensation Base. The normal monthly retirement benefit is 17.5% of an employee’s average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. An employee’s compensation includes overtime pay, commissions and any bonus received and therefore includes executive officers’ compensation as described in the Salary and Bonus columns of the Summary Compensation Table shown above. There is no offset in retirement benefits for Social Security benefits or other retirement plans or statutory benefits. Mr. M. Benstock and Mr. Schwartz have the maximum years of service credited. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). Benefits accrued prior to November 1, 1989 under the Basic Plan prior to the amendment would be paid, if higher than the sums set forth above.

Nonqualified Deferred Compensation

The Company has no nonqualified defined contribution or other nonqualified deferred compensation plans.

Termination or Change in Control Provisions

We have entered into retention agreements with each of our named executive officers. The retention agreements generally provide that, if within 24 months following a change in control the executive officer’s employment is terminated for reasons other than for cause (as defined in the retention agreement) or by the executive for good reason (as defined in the retention agreement, including the ability for the executive to make an election within a forty-five day period beginning 180 days after a change in control), we will make a lump-sum cash payment to the executive officer equal to two times the sum of the executive officer’s base salary at the rate in effect at the termination date or, if greater, the highest rate in effect at any time during the ninety day period prior to a change in control and the average of the annual cash bonuses paid to the executive during the three full fiscal years prior to the termination date or, if greater, the three full fiscal years immediately prior to the change in control date. The retention agreements also provide that we will continue to provide benefits to each executive for a period of two years after the date of his or her termination. Additionally, the agreements provide for each executive to be paid additional amounts under the Company’s defined benefit plans and defined contribution plans as though they were employed for an additional two years. The current agreements expire on November 23, 2010, but are subject to automatic one-year extensions unless we give the executive officer prior notification. The retention agreements are intended to promote stability and continuity of management should the Company consider a change in control transaction.

Director Compensation for 2009

The following table sets forth information regarding the compensation received by each of the Company’s Directors during the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Total ($)
Sidney Kirschner	24,000	—	3,090	27,090
Manuel Gaetan	20,000	—	3,090	23,090
Robin Hensley	24,000	—	3,090	27,090
Paul Mellini	24,000	—	3,090	27,090

(1)	Stock options for our Directors are granted annually. On May 1, 2009, each of the Directors was awarded 3,000 options. The options were granted with an exercise price of $7.63 per share. On May 2, 2008, each of the Directors was awarded 3,000 options. The options were granted with an exercise price of $9.22 per share. The amount shown in this column is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 12 – Share-Based Compensation in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on February 26, 2010 for the relevant assumptions used to determine the valuation of our option awards. All such awards are granted with an exercise price equal to the closing price of the common stock as reported on NASDAQ on the date of grant, are exercisable six months from the date of grant, and generally expire ten years after date of grant. As of December 31, 2009, Mr. Kirschner had 23,000 options outstanding; Dr. Gaetan had 23,000 options outstanding; Ms. Hensley had 21,500 options outstanding; and Mr. Mellini had 16,000 options outstanding. All such options are exercisable.

Directors who are full-time employees of the Company receive no extra compensation for their services as Directors. The remaining Directors are compensated on the basis of $3,000 quarterly and $2,000 per meeting attended. Directors attending committee meetings on a day other than the day of the Directors’ meeting receive up to $2,000 per meeting of such committee. Committee Chairmen receive an additional $1,000 per quarter in Directors’ fees. Directors are entitled to reimbursement for expenses incurred in connection with their attendance at Board of Directors meetings and committee meetings. In addition, outside Directors are also eligible to receive stock option grants pursuant to Superior’s 2003 Incentive Stock and Awards Plan.

(THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.)

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of the Record Date (except as noted), information regarding the beneficial ownership of the Company’s Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each Director, (iii) each nominee for election as a Director, (iv) each named executive officer identified in the Summary Compensation Table and (v) all Directors and executive officers as a group:

SECURITY OWNERSHIP
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
BENSTOCK-SUPERIOR LTD. 10055 Seminole Boulevard Seminole, Florida 33772	1,391,044	(2)	23.5%

MOCHELLE A. STETTNER 2331 Lehigh Parkway N. Allentown, PA 18130	621,724	(7)	10.5%

DIMENSIONAL FUND ADVISORS, LP 1299 Ocean Avenue Santa Monica, California 90401	561,492	(4)	9.5%

FRANKLIN ADVISORY SERVICES, LLC One Franklin Parkway San Mateo, CA 94403	456,300	(5)	7.7%

ADVISORY RESEARCH, INC. 180 North Stetson Street Chicago, IL 60601	346,403	(6)	5.9%

GERALD M. BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772	303,742	(3)(8)	5.1%

MICHAEL BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772	232,643	(8)	3.9%

ALAN D. SCHWARTZ 10055 Seminole Boulevard Seminole, Florida 33772	220,789	(8)	3.7%

PETER BENSTOCK 10055 Seminole Boulevard Seminole, Florida 33772	160,271	(8)	2.7%

ANDREW D. DEMOTT, JR. 10055 Seminole Boulevard Seminole, Florida 33772	77,492	(8)	1.3%

RICHARD T. DAWSON 10055 Seminole Boulevard Seminole, Florida 33772	29,500	(8)	0.5%

MANUEL GAETAN, PH. D. 10055 Seminole Boulevard Seminole, Florida 33772	25,100	(8)	0.4%

SIDNEY KIRSCHNER 10055 Seminole Boulevard Seminole, Florida 33772	24,000	(8)	0.4%

ROBIN HENSLEY 10055 Seminole Boulevard Seminole, Florida 33772	22,500	(8)	0.4%

PAUL MELLINI 10055 Seminole Boulevard Seminole, Florida 33772	17,800	(8)	0.3%

All Directors and Executive Officers as a group (10 persons)	2,504,881	(1)(2)(3)(8)	42.4%

(1)	Except as otherwise indicated, all shares are individually held of record with sole voting and investment power or held of record by relative(s) of the named shareholder and the named shareholder has sole or shared voting and investment power.
(2)	Represents shares held of record by Benstock-Superior Ltd., a Florida limited partnership (“Reporting Person”). The general partners of the Reporting Person are Susan B. Schwartz, Michael Benstock and Peter Benstock (the “General Partners”). The General Partners of the Reporting Person each own three hundred thirty-three and one-third (333 1/3) of the one thousand (1,000) total outstanding partnership units. The voting and disposition of the Company’s Common Stock owned by the Reporting Person requires approval of a majority of the General Partners pursuant to the limited partnership agreement of the Reporting Person. Accordingly, each General Partner disclaims individual beneficial ownership of the shares of the Company’s Common Stock owned by the Reporting Person.
(3)	Includes 75,240 shares held of record by Mr. Benstock’s wife and 31,576 shares held by a trust in which Mr. Benstock is the trustee and has sole investment power. Also includes 55,184 shares held by Wendy Benstock, Mr. Benstock’s daughter, for whom Joan Benstock (Mr. Benstock’s wife) is Guardian and Mr. Benstock disclaims beneficial ownership of such securities.
(4)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2010, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(5)	According to a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 20, 2009, Franklin Advisory Services, LLC, a registered investment advisor (“Franklin”) may be deemed to have beneficial ownership of 456,300 shares which are beneficially owned by one or more investment companies or other managed accounts that are investment management clients. Franklin has sole voting power and sole disposition power for the reported shares.
(6)	According to a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2010, Advisory Research, Inc., a registered investment advisor (“ARI”) may be deemed to have beneficial ownership of 346,403 shares which are beneficially owned by one limited partnership which ARI is the general partner and investment manager of and other managed accounts that are investment management clients. ARI has sole voting power and sole disposition power for the reported shares.
(7)	Includes 5,144 shares owned by a Trust of which Mrs. Stettner is a Co-Trustee with two of her adult children, 912 shares held as custodian for her children who are now adults, and 2,400 shares owned by Mrs. Stettner’s husband, all of which Mrs. Stettner disclaims beneficial ownership. Mrs. Stettner has pledged 361,793 shares of the Company’s Common Stock as security for a loan.
(8)

The share ownership of the following individuals includes that number of shares underlying stock options following his or her name, which are currently exercisable or are exercisable within 60 days of the Record Date, pursuant to the Company’s 2003 and 1993 Incentive and Stock and Awards Plans: Mr. G. M.

Benstock – 96,000 shares; Mr. M. Benstock – 96,000 shares; Mr. Schwartz – 81,000 shares; Mr. P. Benstock – 71,000 shares; Mr. Demott – 65,000 shares; Mr. Dawson – 29,500 shares; Dr. Gaetan – 23,000 shares; Mr. Kirschner – 23,000 shares; Ms. Hensley – 21,500 shares and Mr. Mellini – 16,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and NASDAQ. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for them, the Company believes that, during its most recently completed fiscal year ended on December 31, 2009, all Section 16(a) reports required to be filed by its officers, directors, and greater than ten percent beneficial owners were timely filed.

CERTAIN TRANSACTIONS

Director and Officer Liability Insurance

As authorized by Section 607.0850(12) of the Florida Business Corporation Act, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law. Such insurance, in the face amount of $10,000,000, was obtained from Federal Insurance Company pursuant to a contract dated August 27, 2009. Under the terms of the contract, the Company pays an annual premium of $65,488 for the insurance. No sums have been paid or sought under any such indemnification insurance.

REPORT OF THE AUDIT COMMITTEE

The Company’s Audit Committee serves to assist the Board in fulfilling the Board’s responsibilities relating to safeguarding of assets and oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The members of the Audit Committee meet the independence and experience requirements of NASDAQ and the Securities and Exchange Commission.

The Company’s management has primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and its financial reporting process. The Company’s independent auditing firm, Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with the Company’s management.

2. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1., AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

BY: Robin Hensley, Sidney Kirschner, and Paul Mellini

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 2)

Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the shareholders, at their annual meeting, to ratify the appointment of the independent auditors. The Audit Committee has appointed Grant Thornton LLP, independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2010.

The Company expects representatives of Grant Thornton LLP to be present and available to respond to appropriate questions at the Meeting. Representatives of Grant Thornton LLP will have the opportunity to make a statement if they so desire.

Shareholder ratification of the Company’s independent registered public accountants is not required by the Company’s Bylaws or otherwise. The Audit Committee and the Board of Directors have elected to seek such ratification as a matter of good corporate practice. If the shareholders do not ratify this appointment, the Audit Committee will consider the appointment of other auditors.

Audit Fees and All Other Fees

The following table sets forth information regarding fees paid by the Company to Grant Thornton LLP during 2009 and 2008:

	2009	2008
Audit Fees (1)	$317,281	$377,952
Audit Related Fees (2)	$25,680	—

Total Fees	$342,961	$377,952

(1)	Fees for audit services include fees associated with the annual audits in 2009 and 2008.
(2)	Audit related fees consists of fees for audit services associated with the audits of the Company’s benefit plans.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has concluded that Grant Thornton LLP’s provision of the audit and permitted non-audit services described above is compatible with maintaining Grant Thornton LLP’s independence. The Audit Committee pre-approved all of such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Grant Thornton LLP as our independent auditors for the year ending December 31, 2010.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by us. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, including the financial statements and a list of exhibits to the Form 10-K. We will furnish to any such person any exhibit described in the list accompanying the Form 10-K upon the advance payment of reasonable fees. Requests for copies of the Form 10-K and/or any exhibits should be directed to Joan Petronella, c/o Superior Uniform Group, Inc., 10055 Seminole Boulevard, Seminole, Florida 33772. Your request must contain a representation that, as of March 3, 2010, you were a beneficial owner of shares entitled to vote at the 2010 Annual Meeting of Shareholders.

You may review our filings with the Securities and Exchange Commission by visiting our website at www.superioruniformgroup.com.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for shareholder action at the Meeting, the persons named in the enclosed Proxy will vote or refrain from voting the shares represented thereby in accordance with their best judgment on such matters after consultation with the Board of Directors.

SHAREHOLDER PROPOSALS FOR

PRESENTATION AT THE 2011 ANNUAL MEETING

If a qualified shareholder desires to present a proposal for action at the annual meeting of shareholders to be held in 2011, and such proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other federal laws as well as the laws of the State of Florida, such proposal must be received by the Company by November 24, 2010, to be included in the Company’s Proxy Statement and form of proxy for such 2011 meeting (unless the date of the 2011 annual meeting is not within 30 days of May 4, 2011, in which case the deadline will be a reasonable time before we begin to print and send the proxy material for the 2011 annual meeting of shareholders). Notice to the Company of a shareholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely if received by the Company after February 7, 2011. The proxy solicited by the Board for the 2011 annual meeting will confer discretionary authority to vote on behalf of the persons named in such proxy on any shareholder proposal as to which the Company does not receive timely notice.

By Order of the Board of Directors

/s/ Richard T. Dawson
RICHARD T. DAWSON
Secretary
Dated: March 15, 2010

SUPERIOR UNIFORM GROUP, INC. 10055 SEMINOLE BOULEVARD P.O.BOX 4002 SEMINOLE, FL 33775-0002

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal(s):
1.	Election of Directors	For	Against	Abstain
01	Gerald M. Benstock	0	0	0
02	Michael Benstock	0	0	0	The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain
03	Alan D. Schwartz	0	0	0	2 To ratify the appointment of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2010.	0	0	0
04	Manuel Gaetan	0	0	0
05	Sidney Kirschner	0	0	0	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
06	Robin Hensley	0	0	0
07	Paul Mellini	0	0	0

For address change/comments, mark here. (see reverse for instructions)				0
		Yes	No
Please indicate if you plan to attend this meeting		0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please sign, date and return promptly in the

enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10K, Notice & Proxy Statement is/are available at www.proxyvote.com.

SUPERIOR UNIFORM GROUP, INC.

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

MAY 4, 2010

The undersigned shareholder appoints MICHAEL BENSTOCK, and ALAN D. SCHWARTZ, or any one of them, as proxies with full power of substitution and resubstitution, to vote the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company on May 4, 2010 at 10 a.m., local time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting included herewith, unless otherwise specified.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors, if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2010 Annual Meeting of Shareholders by February 3, 2010, and (z) on other matters which may properly come before the 2010 Annual Meeting of Shareholders and any adjournments or postponements thereof.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side